Exhibit 99.1

20 South Wacker Drive Chicago, IL 60606	141 West Jackson Boulevard Chicago, IL 60604

FOR IMMEDIATE RELEASE

CME and CBOT Agree to Increase Merger Offer

•	CME’s “Best and Final” Agreement Approved by CME and CBOT Boards of Directors
•	Merger Supported by Caledonia Investments— Largest CBOT Shareholder
•	Shareholder and Member Meetings Scheduled to Proceed on July 9, 2007

CHICAGO, July 6, 2007 – Chicago Mercantile Exchange Holdings Inc. (NYSE/Nasdaq: CME) and CBOT Holdings, Inc. (NYSE: BOT) today announced that they have revised the terms of their definitive merger agreement to increase the consideration CBOT shareholders will receive in the merger by increasing the exchange ratio from 0.350 to 0.375 shares of CME Holdings common stock for each share of CBOT Holdings common stock. The revised agreement has been approved by the boards of directors of both companies.

Additionally, Caledonia Investments PYT. Ltd, CBOT’s largest shareholder, has announced that it will endorse the revised merger agreement and fully support the strategic combination of CME and CBOT.

Following completion of the transaction, current CBOT shareholders will own approximately 36 percent of the outstanding shares of the combined company, up from approximately 35 percent in the existing agreement. All other terms of the existing merger agreement between the two companies remain the same, including the pre-close special dividend by CBOT Holdings to its shareholders of $9.14 per share, the post-close tender offer for up to $3.5 billion of shares of the combined company (or about 11.4 percent) at a fixed price of $560 per share and the terms of CME’s purchase offer and minimum guarantee regarding the Chicago Board Options Exchange exercise rights.

CME also stated that the enhanced merger consideration constitutes a “best and final” offer. The special meetings of shareholders of CME Holdings and CBOT Holdings to approve the transaction and of members of CBOT to approve related matters are scheduled for July 9, 2007. When approved by the shareholders of CME Holdings and CBOT Holdings and the members of CBOT, the transaction would close in the next several days, subject to the satisfaction or waiver of other closing conditions. The CME Holdings special meeting is scheduled to be held in Chicago at 3:00 p.m. on July 9, 2007 at UBS Tower—The Conference Center, One North Wacker Drive. The CBOT Holdings special meeting is scheduled to be held at 3:00 p.m. on July 9, 2007 and the CBOT special meeting of members will be held at 2:30 p.m. on July 9, 2007, each at Union League Club of Chicago, 65 West Jackson Boulevard.

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In light of this announcement, CME and CBOT urge shareholders and members to recognize the compelling immediate value and long-term benefits of the CME/CBOT merger. In that regard, the companies continue to expect the merger to be accretive to earnings of the combined company on a cash basis within 12 to 18 months and including the tender offer on a GAAP basis within 18 to 24 months.

“This enhancement to the terms of our merger agreement reflects our commitment to joining forces with the CBOT and our conviction that no combination can match the benefits we will create for all shareholders, members and customers,” said CME Executive Chairman Terry Duffy. “The merger of CME and CBOT will create significant cost savings, preserve important core member trading rights, and generate exciting new growth opportunities. As the largest and most diverse exchange, the combined company will be a strong global competitor, and we look forward to aggressively pursuing our growth strategy.”

“The merger of CME and CBOT is more compelling than ever,” said CBOT Chairman Charles P. Carey. “The combination of CME and CBOT will create a global derivatives exchange that is unparalleled in scope, size and functionality, while the increase in the exchange ratio will provide our shareholders with significantly greater overall value. A combination of CME and CBOT will allow us to better compete in a rapidly changing global environment and will provide significant benefits to our shareholders, members, and customers. I urge our shareholders and members to vote for the merger at our special meeting on July 9.”

“This enhanced offer further demonstrates our commitment to CBOT and this merger, and our excitement about the opportunities we will enjoy as a combined company,” said CME Chief Executive Officer Craig Donohue. “We remain focused on financial discipline in any transaction we pursue, and our board has made it clear that this is our best and final offer for CBOT. We are pleased to have the support of CBOT’s largest investor, and we have great confidence in the substantial value this combination can create.”

“The combination with CME will create the most competitive global futures exchange, creating tremendous opportunities for growth, efficiencies and innovation,” said CBOT President and Chief Executive Officer Bernard W. Dan. “The combined company will be the leading global derivatives exchange in all major asset classes and one of the world’s most liquid marketplaces. Thanks to detailed integration planning and the hard work of our staffs over the last eight plus months, we are well positioned to capitalize on these opportunities beginning on Day One.”

Shareholders and Members Urged to Vote “FOR” the CME/CBOT Transaction

Shareholders of record of CME Holdings and CBOT Holdings and members of CBOT are urged to vote “FOR” the CME/CBOT transaction at their respective company’s July 9, 2007 special meetings. Shareholders or members who have not yet voted can do so in advance of the meeting by following the methods described below. Shareholders or members that have previously submitted a proxy for the meetings on July 9, 2007 do not need to submit another proxy or take any other action unless they desire to change their previous vote. Shareholders or members may change their vote at any time before their proxy is voted at the special meetings by the following the methods described below.

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Shareholders of CBOT Holdings and members of CBOT may vote in advance of the special meetings or may change a previously submitted vote:

•	Online — by going to http://proxy.georgeson.com and following the steps described on that website to vote both their CBOT Holdings shares and/or their CBOT memberships

•	Phone —

o	To vote CBOT Holdings shares — by calling 1-800-732-4052
o	To vote a CBOT membership — by calling 1-800-786-8302

Online and phone voting is available for CBOT Holdings shareholders and CBOT members 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting).

CBOT Holdings shareholders and CBOT members will need information from the pre-printed WHITE (for CBOT Holdings shares) and BLUE (for CBOT memberships) PROXY CARDS previously sent to them to vote online or by phone. CBOT Holdings shareholders and CBOT members may also vote by completing, signing, dating and returning the pre-printed WHITE (for CBOT Holdings shares) and BLUE (for CBOT memberships) PROXY CARDS. Given the time required to receive cards sent by mail, shareholders and members are encouraged to vote online or by phone, or hand deliver their completed proxy cards to CBOT Holdings or CBOT at the applicable company’s special meeting.

Shareholders of CME Holdings may vote in advance of the CME Holdings special meetings or may change a previously submitted vote:

•	Online — by going to www.proxyvote.com and following the steps described on that website to vote the shares of CME Holdings common stock

•	Phone — by calling 1-800-690-6903

Online and phone voting is available for CME Holdings shareholders 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on July 8, 2007 (the day prior to the special meeting).

CME Holdings shareholders will need information from the pre-printed WHITE PROXY CARDS previously sent to them to vote online or by phone. CME Holdings stockholders may also vote by completing, signing, dating and returning the pre-printed WHITE PROXY CARDS previously sent to them. Given the time required to receive cards sent by mail, stockholders are encouraged to vote online or by phone, or hand deliver their completed proxy cards to CME Holdings at the CME Holdings special meeting.

Investor Call and Webcast

CME and CBOT will hold an investor call and webcast today at 9:00 a.m. Eastern Time / 8:00 a.m. Central Time to discuss this morning’s announcement. The webcast can be accessed through the investor relations section of the CBOT Holdings Web site at www.cbot.com and CME’s Web site at www.cme.com. To participate in the call, dial 800-310-6649. International callers should dial 719-457-2693.

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Forward-Looking Statements

This press release may contain forward-looking information regarding Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. and the combined company after the completion of the merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME and CBOT, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME and CBOT’s management which are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to, the satisfaction of conditions to closing, including receipt of shareholder and member approvals; the proposed transaction may not be consummated on the proposed terms; uncertainty of the expected financial performance of CME following completion of the proposed transaction; CME may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction; the integration of CBOT’s operations with CME’s may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of CME and CBOT Holdings for their fiscal years ended December 31, 2006 and their quarters ended March 31, 2007. Said documents are available online at http://www.sec.gov or on request from CME or CBOT Holdings, respectively. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, neither CME nor CBOT Holdings undertakes any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

Additional Information

CME and CBOT have filed a definitive joint proxy statement/prospectus, as supplemented, with the Securities and Exchange Commission (SEC) in connection with the transaction. The parties intend to file a second supplement to the joint proxy statement prospectus in connection with the increase in the exchange ratio. This press release is not a substitute for the definitive joint proxy statement/prospectus, as supplemented, or any other documents CME and CBOT have filed or will file with the SEC. Investors and security holders are urged to read the definitive joint proxy statement/prospectus as amended and supplemented and any other relevant documents filed or to be filed by CME or CBOT because they contain or will contain important information about the proposed transaction. The definitive joint proxy statement/prospectus, as amended and supplemented, and other documents filed or to be filed by CME and CBOT with the SEC are or will be, available free of charge at the SEC’s Web site (www.sec.gov) or from Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606, Attention: Beth Hausoul and from CBOT Holdings, Inc., Attn: Investor Relations, at 141 West Jackson, Chicago, Illinois 60604 or calling (312) 435-3500.

CME and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about CME’s directors and executive officers is available in the definitive joint proxy statement/prospectus. CBOT and its respective directors and executive officers and other members of management and employees and other CBOT members may be deemed to be participants in the solicitation of proxies from CBOT shareholders in respect of the proposed transaction. Information regarding CBOT directors and executive officers is available in CBOT’s proxy statement for its 2007 annual meeting of stockholders, dated March 29, 2007. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus, as supplemented, and the other relevant documents filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CME Contacts Media: Anita Liskey, 312.466.4613 Allan Schoenberg, 312.930.8189 Chuck Burgess, 212.371.5999 Abernathy MacGregor Group Investors: John Peschier, 312.930.8491 CME-G	CBOT Contacts Media: Maria C. Gemskie, 312.347.3257 Harlan Loeb, 312.861.4703 Financial Dynamics Investors: Deborah Koopman, 312.789.8532